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Exhibit 10.16

NOTE

$50,000,000 (or after a Public Capital Markets Event, $100,000,000)	December 8, 2011 New York, New York

        FOR VALUE RECEIVED, ACRC Lender C LLC, an Delaware limited liability company ("Borrower"), hereby promises to pay to the order of CITIBANK, N.A. ("Lender"), at the principal office of Lender at 388 Greenwich Street, New York, New York 10013 in lawful money of the United States, and in immediately available funds, the principal sum of FIFTY MILLION DOLLARS ($50,000,000) (or after a Public Capital Markets Event, One Hundred Million Dollars ($100,000,000)) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by Lender to Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

        The date, the amount and interest rate of each Loan made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of this Note, endorsed by Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by Lender.

        This Note is the Note referred to in the Master Loan and Security Agreement dated as of December 8, 2011 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") between Borrower and Lender, and evidences Loans made by Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

        Borrower agrees to pay all of Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note in accordance with the Loan Agreement, including, without limitation, reasonable attorneys' fees through appellate proceedings.

        Notwithstanding the pledge of the Collateral, Borrower hereby acknowledges, admits and agrees that Borrower's obligations under this Note are recourse obligations of Borrower to which Borrower pledges its full faith and credit.

        Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for Lender, in order to enforce payment of this Note, to first institute or exhaust Lender's remedies against Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of Borrower, even if Borrower is not a party to such agreement; provided, however, that Lender and Borrower, by written agreement between them, may affect the liability of Borrower.

        Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

        This Note shall be governed by and construed under the laws of the State of New York whose laws Borrower expressly elects to apply to this Note. Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

[SIGNATURE PAGE FOLLOWS]

ACRC LENDER C LLC, a Delaware limited liability company
By:	/s/ Timothy B. Smith
Name: Timothy B. Smith Title: Vice President

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  Exhibit 10.16
NOTE